UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

February 8, 2021

Date of report (Date of earliest event reported)

GENPREX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38244	90 - 0772347
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1601 Trinity Street, #3.312.09, Austin, TX		78712
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 537-7997

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GNPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On February 8, 2021, Genprex, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with accredited investors identified on the signature pages thereto (the “Purchasers”) pursuant to which the Company agreed to issue and sell to the Purchasers an aggregate of 4,000,000 shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), in a registered direct offering (the “Registered Direct Offering”). The Shares were offered by the Company pursuant to its shelf registration statement on Form S-3 (File No. 333-239134) filed with the Securities and Exchange Commission (the “Commission”) on June 12, 2020, as amended on July 1, 2020 (as amended, the “Registration Statement”) and declared effective on July 17, 2020.

The purchase price for one Share in the Registered Direct Offering was $6.25. The closing of the Registered Direct Offering is anticipated to occur on February 11, 2021, subject to customary closing conditions. The Company expects the aggregate net proceeds from the Offerings, after deducting estimated offering expenses, to be approximately $23.2 million.  The Company intends to use the net proceeds for working capital and other general corporate purposes.

The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing.

The foregoing description of the material terms of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

The representations, warranties and covenants contained in the Securities Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Securities Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Securities Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Securities Purchase Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Commission.

The legal opinion, including the related consent, of Sheppard, Mullin, Richter & Hampton LLP relating to the issuance and sale of the Shares is filed as Exhibit 5.1 hereto.

In connection with the Registered Direct Offering, the Company entered into a Placement Agency Agreement with a registered broker-dealer (the “Placement Agent”), pursuant to which the Company will pay a cash fee of $1,750,000 to the Placement Agent (7.0% of gross proceeds from the Registered Direct Offering). The Company will also reimburse the Placement Agent for expenses incurred by it in connection with the Registered Direct Offering.

The foregoing description of the material terms of the Placement Agency Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Placement Agency Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, such as statements related to the amount of proceeds expected from the Registered Direct Offering. The risks and uncertainties involved include the Company's financial position, market conditions and other risks detailed from time to time in the Company's periodic reports and other filings with the Commission. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company's current expectations and assumptions and speak only as of the date of this Current Report on Form 8-K. The Company does not intend to revise or update any forward-looking statement in this Current Report on Form 8-K as a result of new information, future events or otherwise, except as required by law.

Item 8.01. Other Events.

On February 9, 2021, the Company issued a press release announcing the pricing of the Registered Direct Offering. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

1.1	Placement Agency Agreement dated February 8, 2021

5.1	Opinion of Sheppard Mullin Richter & Hampton LLP

10.1	Form of Securities Purchase Agreement dated February 8, 2021

23.1	Consent of Sheppard Mullin Richter & Hampton LLP (included in Exhibit 5.1)

99.1	Pricing Press Release dated February 9, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENPREX, INC.

Date: February 9, 2021	By:	/s/ Ryan Confer
Ryan Confer
Chief Financial Officer (Principal Financial Officer)